UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):         March 17, 2008

SUN HEALTHCARE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12040	85-0410612
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18831 Von Karman, Suite 400 Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)

No Change
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of certain Officers; Compensatory Arrangements of Certain Officers

(e)           Compensation Arrangements of Certain Officers

At a meeting on March 17, 2008, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Sun Healthcare Group, Inc. (“Sun”) approved an Executive Bonus Plan (the “Plan”) that establishes a formula for the annual incentive opportunity for each of Sun’s senior executive officers.  The Plan will operate in a manner similar to Sun’s incentive compensation program in effect in 2007, with incentive compensation being determined by the achievement of a financial performance target, and for some officers, Sun’s achievement of a quality of care target.  However, under the Plan, individual performance goals will not be used in determining bonuses as they were in 2007.  In addition, the target bonuses for 2008 have been increased to 75% of base salary for each of the senior executive officers  except Mr. Matros, whose target bonus equals 90% of his base salary.

The 2008 annual base salaries for Sun’s senior executive officers are as follows:

Name and Title                                                                                                Base Salary

Richard Matros
Chairman and Chief Executive Officer                                                            $875,000

Bryan Shaul
Executive Vice President and Chief Financial Officer                                  $460,000

Michael Newman
Executive Vice President and General Counsel                                            $320,000

Chauncey Hunker
Chief Compliance and Risk Officer                                                                 $315,000

Bill Mathies
President of SunBridge Healthcare Corporation
and SHG Services, Inc.                                                                                     $600,000.

A copy of the Plan is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

On March 17, 2008, the Compensation Committee also approved amendments to the employment agreements of the executives identified above.  The purpose of the amendments is solely to incorporate the applicable provisions of the Plan into each employment agreement and to delete the prior bonus provisions from each employment agreement.  These amendments are attached hereto as Exhibits 10.2 to 10.6 and are incorporated by reference herein.

Item 8.01.                      Other Events

On March 18, 2008, the Board, upon the recommendation of the Compensation Committee, approved and adopted a revised Non-Employee Director Compensation Policy (the “Policy”).  A copy of the policy is attached as Exhibit 10.7 and is incorporated herein by reference. The changes to Sun’s policy for compensating members of the Board who are not employed by Sun or any of its subsidiaries (“non-employee directors”) reflected in the new Policy are generally as follows:

•	Each non-employee director will receive an award restricted stock units on the date that the

Compensation Committee grants annual equity awards to its officers and employees, with the number of units to be determined by dividing $100,000 by the closing price of Sun’s common stock as of that date.  The stock unit awards will have the following terms: (i) the units will vest in monthly installments over one year after the date of grant, (ii) the vested units will be paid in an equal number of shares of common stock on the earlier of five years of service on the Board following the date of grant or separation of service from the Board, and (iii) the vesting of the units will accelerate if the director’s services as a member of the Board terminate due to the director’s death, disability, or in connection with a change in control of Sun. Attached as Exhibit 10.8 and incorporated by reference herein is a form of stock unit agreement to be granted to the non-employee directors pursuant to the revised Policy.

•
Commencing with the fiscal quarter that begins July 1, 2008, each non-employee director may irrevocably elect in advance to have his or her cash retainer for that quarter converted into additional stock units. The conversion will occur quarterly on the last business day of each quarter, with the number of units to be determined by dividing the cash amount that the director elected to have converted into units for that quarter divided by the closing price of Sun’s common stock as of that date.  The stock units will be fully vested at grant and will generally be paid, in an equal number of shares of common stock, on the earlier of five years of service on the Board following the date of grant or separation of service from the Board

Item 9.01.                        Financial Statements and Exhibits

10.1	Executive Bonus Plan
10.2	Amendment No. 2 to Employment Agreement effective as of March 31, 2008 by and between Sun Healthcare Group, Inc. and Richard Matros
10.3	Amendment No. 3 to Employment Agreement effective as of March 31, 2008 by and between Sun Healthcare Group, Inc. and L. Bryan Shaul
10.4	Amendment No. 3 to Employment Agreement effective as of March 31, 2008 by and between Sun Health Specialty Services, Inc. and William A. Mathies
10.5	Amendment No. 3 to Employment Agreement effective as of March 31, 2008 by and between Sun Healthcare Group, Inc. and Michael Newman
10.6	Amendment No. 2 to Employment Agreement effective as of March 31, 2008 by and between Sun Healthcare Group, Inc. and Chauncey J. Hunker
10.7	Non-Employee Director Compensation Policy
10.8	Form of Restricted Stock Unit Grant for Non-Employee Directors

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HEALTHCARE GROUP, INC.

/s/ Mike Berg
Name: Mike Berg
Title: Secretary

Dated:  April 3, 2008